Exhibit 16.1

October 5, 2006

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Re:	Veri-Tek International, Corp.

File Ref No: 001-32401

Ladies and Gentlemen:

We have read the statements made by Veri-Tek International, Corp. in Item 4.01 of Amendment No. 3 to the Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 5, 2006. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ FREEDMAN & GOLDBERG CPAs, P.C.